UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2012 (November 15, 2012)

Bob Evans Farms, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-1667	31-4421866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3776 South High Street, Columbus, Ohio		43207
(Address of principal executive offices)		(Zip Code)

(614) 491-2225

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On November 19, 2012, Bob Evans Farms, Inc., a Delaware corporation (the “Company”) issued a news release announcing financial results for the second fiscal quarter of 2013 ended October 26, 2012. A copy of this news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Company also made available in conjunction with the news release a “fact sheet” with additional financial information as of and for the second fiscal quarter of 2013 ended October 26, 2012. The additional information is furnished as part of Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Current Report on Form 8-K, including the information contained in Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise explicitly stated in such filing.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On November 19, 2012, the Company announced that, consistent with its commitment to enhance value for all of its shareholders, the Company is exploring a range of strategic alternatives for its Mimi’s Café business segment, including but not limited to a potential sale of the business or its assets. In order to assist the Company in evaluating strategic alternatives, including discussions with third parties, the Company is utilizing Lazard, its independent financial advisor. While there have been confidential discussions with third parties, the Company cannot assure any outcome of this process.

For financial reporting purposes, the Company intends to classify the Mimi’s Café business segment within discontinued operations. At this time, the Company is unable in good faith to make a determination of an estimate or range of estimates required by paragraphs (b), (c) and (d) of Item 2.05 of Form 8-K with respect to the charges associated with this decision. As permitted by Item 2.05 of Form 8-K, the Company will file an amendment to this Current Report on Form 8-K under Item 2.05 within four business days after the Company’s determination of such estimate or range of estimates.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 15, 2012 the Company made changes in the positions, titles and compensation of two of the Company’s named executive officers, and changed the title of one of the named executive officers.

Mr. Randall L. Hicks was promoted to President of Bob Evans Farms, Inc., an Ohio corporation (“Bob Evans Restaurants”). Bob Evans Restaurants owns and operates the Bob Evans® chain of restaurants. Mr. Hicks will continue to report to Stephen A. Davis, the Chief Executive Officer and Chairman of the Board. Mr. Hicks base salary was increased by the Compensation Committee from $350,000 to $425,000. The base salary was determined by the Compensation Committee of the Board of Directors in part based upon an analysis prepared by the Compensation Committee’s outside compensation advisor. His target cash and stock bonus percentages were changed by the Compensation Committee from 60% to 65%, and from 95% to 125%, respectively, of his base salary.

Mr. Harvey Brownlee’s position changed from President and Chief Restaurant Operations Officer to Executive Vice President and Chief Restaurant Operations Officer of Bob Evans Restaurants. Mr. Brownlee will report to Mr. Hicks. His base salary was changed by the Compensation Committee from $412,000 to $375,000. His base salary was determined by the Compensation Committee in part based upon an analysis prepared by the Compensation Committee’s outside compensation advisor. His target cash and stock bonus percentages were changed by the Compensation Committee from 75% to 60%, and from 150% to 95%, respectively, of his base salary. The bonus performance goals for Messrs. Hicks and Brownlee will be determined in the future.

All other terms of the compensation arrangements for Messrs. Hicks and Brownlee remained the same.

Effective November 15, 2012, Mr. Mark Mears title was changed from President and Chief Concept Officer to President, of SWH Corporation, d/b/a Mimi’s Café.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of business acquired. Not Applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Shell company transactions. Not Applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1	News release issued by Bob Evans Farms, Inc. on November 19, 2012, announcing financial results for the second fiscal quarter of 2013 ended October 26, 2012; Additional financial information made available by Bob Evans Farms, Inc. in conjunction with the news release issued on November 19, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOB EVANS FARMS, INC.

Date: November 19, 2012	By:	/s/ Paul F. DeSantis
Paul F. DeSantis, Chief Financial Officer

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